UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 5, 2006

MORGAN BEAUMONT, INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6015 31st Street East, Bradenton, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(941) 753-2875
Not applicable.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement and Nonqualified Stock Option Agreement with Jerry R. Welch

As disclosed in Item 5.02 below, on September 5, 2006, the Board of Directors of Morgan Beaumont, Inc. (the “Company”) appointed Jerry R. Welch as the Company’s Chief Executive Officer. As part of his employment, Mr. Welch entered into an employment agreement with the Company, dated as of September 5, 2006. Pursuant to the employment agreement, Mr. Welch’s salary will be $235,000 a year and may be adjusted from time to time by the Board. Mr. Welch is also eligible for a yearly bonus of up 75% of his base salary at the discretion of the Board. In addition, Mr. Welch is entitled to partake in all of the Company’s benefit plans and is entitled to three weeks of paid vacation. Pursuant to the terms of the employment agreement, Mr. Welch will also be reimbursed by the Company for expenses related to his weekly travel from his home in Pennsylvania to the Company’s offices in Bradenton, Florida. These reimbursement payments to Mr. Welch will include the amount of Mr. Welch’s anticipated United States Federal income tax liability with respect to such reimbursements.

The employment agreement expires on December 31, 2008 and automatically renews for succeeding two year terms unless terminated. Either party may terminate the employment agreement at the expiration of any term by delivering a written notice of non-renewal to the other party at least 180 days prior to the expiration of such term. The Company may immediately terminate the employment agreement upon Mr. Welch’s gross negligence or breach of the employment agreement; if Mr. Welch is convicted of, or pleads guilty or no contest to, any crime punishable as a felony, embezzlement or fraud; or if Mr. Welch engages in immoral or dishonest acts which materially and negatively affect the Company. The employment agreement terminates automatically in the case of a change in control of the Company. Should Mr. Welch be involuntarily terminated by the Company without cause, Mr. Welch shall be entitled to his base salary through the end of the then current term of the employment agreement, provided such payments do not exceed 12 months’ base salary. In the event of a termination of employment for any reason, Mr. Welch shall be entitled to receive any bonus which has been earned but not yet paid (if such termination is subsequent to September 30 of any calendar year but before the bonus is paid) and reimbursement of expenses incurred prior to such termination.

During the term of the employment agreement and at all times following the termination or expiration thereof, Mr. Welch is obligated to keep confidential and not use or disclose to others, except as expressly consented to in writing by the Company or as required by applicable federal, state and local laws and regulations, any of the Company’s confidential information. Pursuant to the employment agreement, Mr. Welch also agrees that while he continues to be employed by the Company and for a period of one year following termination of employment or expiration of the employment agreement, he will not directly or indirectly employ or retain, or attempt to employ or retain, or assist anyone else to employ or retain any person who is currently, or in the preceding year served as, an executive of the Company

As part of Mr. Welch’s employment, he also entered into a nonqualified stock option agreement with the Company, dated as of September 5, 2006. Pursuant to the option agreement, Mr. Welch will receive an option to purchase a number of shares of the Company’s common stock equal to 4.25% of the outstanding shares of the Company’s total issued stock, options and warrants, at the earlier of (i) five days following the date the Company completes its next round of permanent financing following August 31, 2006, or (ii) February 28, 2007. The option will vest in 28 equal installments, with the first six installments vesting on February 28, 2007 and additional installments vesting at the end of each following month. The final installment will vest on December 31, 2008. The option, to the extent not already exercised, will terminate on the earlier of (i) the fifth anniversary of the option agreement; or (ii) the date

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12 months after Mr. Welch’s employment with the Company ends. The option agreement will vest in full upon a change in control of the Company.

The foregoing is a summary description of certain terms of the employment agreement and option agreement with Mr. Welch. The employment agreement and option agreement are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read the entire text of the employment agreement and option agreement attached hereto.

Employment Agreement and Nonqualified Stock Option Agreement with Raymond P. Springer

As disclosed in Item 5.02 below, on September 5, 2006, the Board appointed Raymond P. Springer as the Company’s Chief Financial Officer and Executive Vice President. As part of Mr. Springer’s employment, he entered into an employment agreement with the Company, dated as of September 5, 2006. Pursuant to the employment agreement, Mr. Springer’s salary will be $185,000 a year and may be adjusted from time to time by the Board. Mr. Springer is also eligible for yearly bonus of up 75% of his base salary at the discretion of the Board. In addition, Mr. Springer is entitled to partake in all of the Company’s benefit plans and is entitled to three weeks of paid vacation. Pursuant to the terms of the employment agreement, Mr. Springer will also be reimbursed by the Company for expenses related to his commute by automobile and his use wireless communication devices. These reimbursement payments to Mr. Springer will also include the amount of Mr. Springer’s anticipated United States Federal income tax liability with respect to such reimbursements.

The employment agreement expires on December 31, 2008 and automatically renews for succeeding two year terms unless terminated. Either party may terminate the employment agreement at the expiration of any term by delivering a written notice of non-renewal to the other party at least 180 days prior to the expiration of such term. The Company may immediately terminate the employment agreement upon Mr. Springer’s gross negligence or breach of the employment agreement; if Mr. Springer is convicted of, or pleads guilty or no contest to, any crime punishable as a felony, embezzlement or fraud; or if Mr. Springer engages in immoral or dishonest acts which materially and negatively affect the Company. The employment agreement terminates automatically in the case of a change in control of the Company. Should Mr. Springer be involuntarily terminated by the Company without cause, Mr. Springer shall be entitled to be paid his base salary through the end of the then current term of the employment agreement, such payments not to exceed 12 months’ base salary. In the event of a termination of employment for any reason, Mr. Springer shall be entitled to receive any bonus which has been earned but not yet paid (if such termination is subsequent to September 30 of any calendar year but before the bonus is paid) and reimbursement of expenses incurred prior to such termination.

The employment agreement includes the same confidentiality and non-solicitation provisions as those included in Mr. Welch’s employment agreement which is summarized above.

As part of Mr. Springer’s employment, he also entered into a nonqualified stock option agreement with the Company, dated as of September 5, 2006. Pursuant to the option agreement, Mr. Springer will receive an option to purchase a number of shares of the Company’s common stock equal to 2% of the outstanding shares of the Company’s total issued stock, options and warrants at the earlier of (i) five days following the date the Company completes its next round of permanent financing following August 31, 2006, or (ii) February 28, 2007. The option will vest in 28 equal installments, with the first six installments vesting on February 28, 2007 and additional installments vesting at the end of each following month. The final installment will vest on December 31, 2008. The option, to the extent not already exercised, will terminate on the earlier of (i) the fifth anniversary of the option agreement; or (ii) the date 12 months after Mr. Springer’s employment with the Company ends. All options granted pursuant to the option agreement will immediately vest upon a change in control of the Company.

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The foregoing is a summary description of certain terms of the employment agreement and option agreement with Mr. Springer. The employment agreement and option agreement are attached as Exhibit 99.3 and Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read the entire text of the employment agreement and option agreement attached hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer

On September 5, 2006, the Company announced the appointment of Jerry R. Welch as its Chief Executive Officer, effective immediately. Mr. Welch, age 56, is currently the Chairman of the Board of Directors of Picture People Inc. Since that date, Mr. Welch has acted as the Company’s principal executive officer.

Departure of Chief Executive Officer

On September 5, 2006, the Company announced that Clifford Wildes resigned his position as the Company’s Chief Executive Officer, such resignation to be effective immediately. Mr. Wildes’ resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wildes will remain with the Company as Chairman of the Board and will work closely with management and his successor, Mr. Welch, in the development of corporate strategy and maintenance of strategic relationships.

Departure of a Member of the Board of Directors

On September 5, 2006, the Company announced that Erik Jensen resigned his position as a member of the Company’s Board, such resignation to be effective immediately. Mr. Jensen’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Executive Vice President and CFO

On September 5, 2006, the Company announced the appointment of Raymond P. Springer as its Executive Vice President and Chief Financial Officer, effective immediately. Since that date, Mr. Springer has acted as the Company’s principal financial officer and principal accounting officer. Mr. Springer replaced the Company’s interim Chief Financial Officer, Alec Brophy, who was serving as the Company’s principal financial officer and principal accounting officer. Mr. Springer, age 55, is a certified public accountant and has been working as a strategic consultant to a major private equity firm and to certain other commercial firms since August 2003.

Item 7.01. Regulation FD Disclosure.

On September 5, 2006, the Company issued a press release announcing changes in the Company’s management, as more fully described above. A copy of the press release is attached hereto as Exhibit 99.5 and incorporated into this Item 7.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

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99.1 – Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company.

99.2 – Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company.

99.3 – Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company.

99.4 – Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company.

99.5 – Press release dated September 6, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN BEAUMONT, INC.

Date:	September 15, 2006	By:	/s/ JERRY WELCH
Name: Jerry Welch Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

99.1	Employment Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company.

99.2	Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Jerry R. Welch and the Company.

99.3	Employment Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company.

99.4	Nonqualified Stock Option Agreement, dated as of September 5, 2006, by and between Raymond P. Springer and the Company.

99.5	Press release dated September 6, 2006.

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